EXHIBIT (A)(57)

          DUKE ENERGY INTERNATIONAL TENDER OFFER FOR ENDESA CHILE (EOC)
            TENDER PRICE: 275 CHP PER LOCAL SHARE, 8,250 CHP PER ADR
           TENDER CLOSING: APRIL 29, 1999 12:00 MIDNIGHT NEW YORK TIME

                       SUMMARY TENDER SOLICITATION POINTS
--------------------------------------------------------------------------------

Dealer Managers:                    United States                         Chile
----------------                    -------------                         -----
                                    Credit Suisse First Boston            Banchile
Size of Purchase:                   4,921,052,748 shares =
                                          4,318,223,778 shares in the Chilean offer (52.65% of outstanding capital)
                                          602,828,970 shares in the U.S. offer (7.35% of outstanding capital)
Purchase Price:                     ChP 275 per ordinary share
                                    ChP 8,250 per ADR (US$17.33 at an exchange rate of 475.95 ChP/US$ on April
                                    15, 1999)
US Offer Expiration Date:           12:00 midnight New York time, April 29, 1999
Market Information:                 Ticker:  EOC
                                    Exchange:  NYSE/Santiago
                                    Closing Price (04/15/99):          US$15.25 (per ADR)
                                                                       ChP 248 (per share)
                                    52 week High/Low
                                         ADR:  US$19.25/US$7.88
                                         Chile:  ChP 281/ChP 122
                                    Current Equity Market Value (4/15/99):               US$ 4,169 million
                                                                                         ChP 2,034 billion
Currency of Payment for ADRs:       The purchase price, denominated in Chilean pesos, will be paid in U.S.
                                    dollars at the exchange rate prevailing on the day of payment of the tender offer (approximately May 3, 1999)
Currency of Payment for Ordinary
Shares:                             Chilean pesos

The Company:                        Empresa Nacional de Electricidad S.A. (Endesa Chile) is the largest electricity generation company in Latin America.  The company generates, distributes and sells electricity in Chile, Argentina, Colombia, Brazil and
                                    Peru.  At December 31, 1998, the Company had consolidated assets of approximately $11.1 billion and had 1998 consolidated sales of approximately $1.7 billion

Estimated Shareholding Structure:
                                    Enersis S.A                                                       25.3%
                                    Chilean Pension Funds                                             26.2%
                                    Other ordinary shareholders (domestic & foreigners)               32.8%
                                    ADRs                                                              15.7%
                                                                                                     ------
                                    Total                                                            100.0%

--------------------------------------------------------------------------------
                         KEY HIGHLIGHTS OF DUKE'S OFFER
--------------------------------------------------------------------------------

>>  200% of the volume of Enersis' offer
>>  90% of Enersis' offer price
>>  82% more cash today to shareholders
>>  Endesa Chile will be Duke Energy's committed growth vehicle in Latin America


           DUKE'S OFFER REPRESENTS GREATER VALUE FOR ALL SHAREHOLDERS
--------------------------------------------------------------------------------


                      COMPELLING ECONOMICS OF DUKE'S OFFER
                      ------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                     DUKE OFFER                ENERSIS OFFER
------------------------------------------------------------------------------------------------------------------
Step 1:           Shares Tendered                                           100                      100

                  Tender Price                                          ChP 275                  ChP 305

                  Shares Purchased @ Offer Price                             89(1)                    44(1)
                                                                        -------                  -------
                -------------------------------------------------------------------------------------------------
                  CASH RECEIVED (CHP)                                    24,475                   13,420
                -------------------------------------------------------------------------------------------------


Step 2:           Shares Retained                                            11                       56

                  Assumed Post Tender Trading Price (2)                 ChP 190                  ChP 190
                                                                        -------                  -------

                  Residual Value (ChP)                                    2,090                   10,640
                                                                        -------                  -------

                -------------------------------------------------------------------------------------------------
                  TOTAL VALUE (CHP)                                      26,565                   24,060
                -------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------


(1)  Assumes 90% of non-Enersis shareholders tender.

(2) 30-day average price prior to announcement of Duke tender offer on February 18, 1999. No assurance can be given as to the prices at which Endesa Chile's shares or ADS' will trade after the tender offer.

                              COMPARISON OF OFFERS

--------------------------------------------------------------------------------------------------------------------------
                                                                     Price                              %
--------------------------------------------------------------------------------------------------------------------------
DUKE OFFER                                              ChP 275  /  US$17.33(1)                         60.0%
Enersis Offer                                           ChP 305 / US$19.22(1)                           29.7%

SHAREHOLDERS:                                                                           NUMBER OF
                                                                                        COMMON SHARES
                                                                                        ----------------------------------
Enersis                                                              25.30%                          2,075.04
Remaining to be potentially tendered                                 74.70%                          6,126.71

ASSUMPTIONS:

        90% of non-Enersis shares tendered (5,514.0 MM shares or 67.2% of total outstanding shares) Post tender share price of ChP 190

                                                        ------------------------------------------------------------------
                                                        DUKE OFFER                                Enersis Offer
                                                        ------------------------------------------------------------------

Shares Accepted in Tender (MM)                                           4,921                            2,436
Purchase Price                                                         ChP 275                          ChP 305
TOTAL (CHP MM)                                                       1,353,290                          742,956
      (US$ MM)                                                           2,843                            1,561

                                                                           593                            3,078
SHARES RETAINED (MM)
Assumed Post Tender Trading Price (2)                                  ChP 190                          ChP 190
TOTAL (CHP MM)                                                         112,668                          584,843
      (US$ MM)                                                             237                            1,229

--------------------------------------------------------------------------------------------------------------------------
   TOTAL VALUE OF TENDER         (CHP MM)                            1,465,957                        1,327,798
                                 (US$ MM)                                3,080                            2,790
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                       CHP 266                          CHP 241
             TOTAL VALUE PER ORDINARY SHARE
                                                                        $16.76                           $15.18
                  TOTAL VALUE PER ADR
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   OFFER PRICE NEEDED TO MATCH DUKE OFFER                                                               CHP 362
                                                                                                        $ 22.82
--------------------------------------------------------------------------------------------------------------------------



(1)  Exchange rate of 475.95 Chilean pesos per US $1 as of 04/15/99.

(2) 30-day average price prior to announcement of Duke tender offer on February 18, 1999. No assurance can be given as to the prices at which Endesa Chile's shares or ADS' will trade after the tender offer.

TENDER OFFER MECHANICS
----------------------

1. Duke Energy's objective is to obtain 60% of the outstanding shares of Endesa Chile: 52.65% through the Chilean offer and 7.35% through the U.S. offer (all ADRs and ordinary shares held by U.S. persons and other non-Chileans).

2. Tender offer procedures for ADRs and non Chilean holders of ordinary shares:

     o If you hold ADRs, to participate in the tender offer, you must instruct your bank or broker to tender your ADRs prior to 12:00 midnight on April 29, 1999.

     o If you hold ordinary shares, to tender your ordinary shares, you must complete the form of acceptance or have your bank or broker complete the form of acceptance and forward it to Harris Trust Company of New York by 12:00 midnight on April 29, 1999.

             By Mail:                    Facsimile Transmission:         By Hand or Overnight Courier:
        Wall Street Station         (for Eligible Institutions Only)       88 Pine Street 19th Floor
           P.O. Box 1023                     (212) 701-7636                   New York, NY 10005
      New York, NY 10268-1023                (212) 701-7637

                                          Confirmation of Fax:
                                             (212) 701-7624


Contact Innisfree M&A Incorporated for further procedural questions:

     o    Institutions should call Lloyd Lefcourt at (212) 750-7419

     o    Customers of brokerage firms should call Frank Lentini at (212)
          750-7946

     o    Or you may call toll free at (888) 750-5834


FLEXIBILITY TO WITHDRAW TENDERED SHARES PRIOR TO CLOSING
--------------------------------------------------------

3. Any tendered shares can be withdrawn for any reason from the tender offer until 12:00 midnight New York time on April 29, 1999, unless the offer is extended.


THE DUKE OFFER IS A SIGNIFICANT PREMIUM TO RECENT ENDESA CHILE ADR PRICES
-------------------------------------------------------------------------

4. The improved Duke bid represents a 35% premium to the pre-announcement ADR price of February 17, 1999 and a 71% premium to the average price over the six month period prior to the announcement.

5. Average Endesa Chile ADR price over last 9 months is well below current Duke offer.

         THE TABLE BELOW DEPICTS A GRAPH SHOWING ENDESA-CHILE ADS PRICE
                          FROM 7/9/98 THROUGH 4/15/99

                         Average Price of $11.37 per ADR

                        Offer Price of 17.33 per ADR (1)


--------------------------------------
Date          Share Price in U.S.$
--------------------------------------
       7/9/98       14.69
      7/10/98       14.75
      7/13/98       14.56
      7/14/98       14.69
      7/15/98       14.56
      7/16/98       14.75
      7/17/98       15.38
      7/20/98       15.00
      7/21/98       14.69
      7/22/98       14.44
      7/23/98       14.44
      7/24/98       14.44
      7/27/98       14.38
      7/28/98       14.31
      7/29/98       14.31
      7/30/98       14.13
      7/31/98       14.00
       8/3/98       14.00
       8/4/98       13.94
       8/5/98       13.75
       8/6/98       13.88
       8/7/98       13.50
      8/10/98       13.38
      8/11/98       13.00
      8/12/98       12.69
      8/13/98       12.50
      8/14/98       12.25
      8/17/98       12.00
      8/18/98       11.81
      8/19/98       11.69
      8/20/98       11.00
      8/21/98       10.63
      8/24/98       10.38
      8/25/98       10.38
      8/26/98        9.94
      8/27/98        9.31
      8/28/98        9.50

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

      8/31/98        9.06
       9/1/98        9.50
       9/2/98        9.50
       9/3/98        8.81
       9/4/98        8.69
       9/8/98        8.94
       9/9/98        8.94
      9/10/98        8.25
      9/11/98        8.00
      9/14/98        8.00
      9/15/98        8.75
      9/16/98        8.63
      9/17/98        8.13
      9/18/98        8.06
      9/21/98        8.00
      9/22/98        8.06
      9/23/98        8.63
      9/24/98        8.19
      9/25/98        8.25
      9/28/98        8.69
      9/29/98        8.63
      9/30/98        8.50
      10/1/98        8.06
      10/2/98        8.44
      10/5/98        8.25
      10/6/98        8.13
      10/7/98        8.06
      10/8/98        8.13
      10/9/98        8.25
     10/12/98        8.63
     10/13/98        8.75
     10/14/98        9.38
     10/15/98        9.56
     10/16/98        9.75
     10/19/98        9.75
     10/20/98       10.19
     10/21/98        9.88
     10/22/98       10.19
     10/23/98       10.25
     10/26/98       10.00
     10/27/98       10.13
     10/28/98        9.75
     10/29/98        9.88
     10/30/98       10.06
      11/2/98       10.25
      11/3/98       10.81
      11/4/98       10.75
      11/5/98       10.94

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

      11/6/98       11.19
      11/9/98       11.06
     11/10/98       11.06
     11/11/98       11.13
     11/12/98       11.00
     11/13/98       10.56
     11/16/98       10.56
     11/17/98       10.50
     11/18/98       10.63
     11/19/98       10.69
     11/20/98       10.94
     11/23/98       10.81
     11/24/98       10.75
     11/25/98       10.44
     11/27/98       10.75
     11/30/98       10.75
      12/1/98       10.56
      12/2/98       10.44
      12/3/98        9.75
      12/4/98        9.50
      12/7/98        9.63
      12/8/98        9.50
      12/9/98        9.25
     12/10/98        9.44
     12/11/98        9.38
     12/14/98        9.31
     12/15/98       10.13
     12/16/98       10.63
     12/17/98       11.00
     12/18/98       10.94
     12/21/98       11.31
     12/22/98       10.88
     12/23/98       11.13
     12/24/98       11.06
     12/28/98       10.75
     12/29/98       10.75
     12/30/98       11.00
     12/31/98       11.38
       1/4/99       11.00
       1/5/99       11.00
       1/6/99       11.00
       1/7/99       10.63
       1/8/99       10.50
      1/11/99       10.31
      1/12/99       10.00
      1/13/99        9.38
      1/14/99        9.25
      1/15/99        9.25

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

      1/19/99        9.00
      1/20/99        9.50
      1/21/99        9.75
      1/22/99       10.38
      1/25/99       12.00
      1/26/99       12.06
      1/27/99       12.00
      1/28/99       11.94
      1/29/99       11.63
       2/1/99       12.06
       2/2/99       12.06
       2/3/99       12.50
       2/4/99       12.19
       2/5/99       12.06
       2/8/99       12.25
       2/9/99       12.63
      2/10/99       13.31
      2/11/99       13.06
      2/12/99       12.56
      2/16/99       12.50
      2/17/99       12.81
      2/18/99       13.00
      2/19/99       13.25             Announcement of Duke's tender offer
                                      (approx. $15.15 per ADR at prevailing
                                      exhange rate on the announcement date)
      2/22/99       13.19
      2/23/99       12.88
      2/24/99       13.13
      2/25/99       13.06
      2/26/99       12.63
       3/1/99       12.63
       3/2/99       12.56
       3/3/99       12.69
       3/4/99       13.25
       3/5/99       13.06
       3/8/99       13.06
       3/9/99       13.38
      3/10/99       13.50
      3/11/99       13.44
      3/12/99       13.50
      3/15/99       13.56
      3/16/99       13.50
      3/17/99       13.56
      3/18/99       13.63
      3/19/99       13.63
      3/22/99       13.63
      3/23/99       13.44
      3/24/99       13.38
      3/25/99       13.69

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

      3/26/99       13.56
      3/29/99       13.69
      3/30/99       14.00
      3/31/99       14.06
       4/1/99       14.56
       4/5/99       14.25
       4/6/99       14.13
       4/7/99       14.00
       4/8/99       15.13
       4/9/99       14.75
      4/12/99       14.38
      4/13/99       15.31
      4/14/99       15.00
      4/15/99       15.25


          (1) Based on ChP 275 offer price at an exchange rate of 475.95 Chilean pesos/U.S. dollar as of 4/15/99.



6. Chile is experiencing persisting difficult hydrological conditions and energy prices keep falling in Latin America.

     Endesa Chile 1998 Net Income represents a 64% decline over 1997


       ----------------------------- ---------------------- -------------------
                                             1997A                 1998A
       ----------------------------- ---------------------- -------------------
       Net Income (1)                         $267MM                 $96MM
       Net Income per ADR (1)                  $0.98                 $0.35
       ----------------------------- ---------------------- -------------------

       (1) Source: Endesa Chile annual report and press release.


     According to I/B/E/S Express, 4 out of 5 research analysts have reduced their 1999E earnings forecasts for Endesa Chile within the last month.



7. Chilean precedent shows decline in stock price post closing of tender. The Enersis stock price lost 18.4% in U.S. dollar terms on the day following the close of Endesa Spain's tender offer.

           THE TABLE BELOW DEPICTS A GRAPH SHOWING ENERSIS STOCK PRICE
                          FROM 10/7/98 THROUGH 4/15/99


--------------------------------------
Date          Share Price in U.S.$
--------------------------------------
         Date       Close

      10/7/98       18.75
      10/8/98       18.81
      10/9/98       19.50
     10/12/98       20.31
     10/13/98       20.00
     10/14/98       20.25
     10/15/98       20.19

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

     10/16/98       19.88
     10/19/98       19.88
     10/20/98       19.38
     10/21/98       18.44
     10/22/98       19.38
     10/23/98       20.06
     10/26/98       20.06
     10/27/98       19.81
     10/28/98       19.88
     10/29/98       19.88
     10/30/98       20.88
      11/2/98       20.06
      11/3/98       20.75
      11/4/98       21.00
      11/5/98       21.50
      11/6/98       21.63
      11/9/98       21.63
     11/10/98       22.13
     11/11/98       22.88
     11/12/98       23.31
     11/13/98       23.19
     11/16/98       22.75
     11/17/98       22.50
     11/18/98       22.56
     11/19/98       22.75
     11/20/98       23.19
     11/23/98       23.25
     11/24/98       23.25
     11/25/98       23.44
     11/27/98       23.81
     11/30/98       23.38
      12/1/98       23.56
      12/2/98       23.31
      12/3/98       23.38
      12/4/98       23.25
      12/7/98       22.56
      12/8/98       22.44
      12/9/98       21.63
     12/10/98       21.75
     12/11/98       21.25
     12/14/98       20.75
     12/15/98       21.50
     12/16/98       22.00
     12/17/98       22.94
     12/18/98       23.75
     12/21/98       25.13
     12/22/98       24.69
     12/23/98       25.25

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

     12/24/98       25.00
     12/28/98       24.75
     12/29/98       25.13
     12/30/98       25.63
     12/31/98       25.81
       1/4/99       25.69
       1/5/99       26.25
       1/6/99       26.13
       1/7/99       26.63
       1/8/99       27.00
      1/11/99       25.06
      1/12/99       24.38
      1/13/99       23.13
      1/14/99       23.00
      1/15/99       22.88
      1/19/99       22.94
      1/20/99       23.81
      1/21/99       24.56
      1/22/99       25.75             Announcement of Endesa Spain's tender
                                      offer at ChP 320 per Common Share (approx.
                                      $33.36 per ADR at prevailing exchange
                                      rate on the announcement date)
      1/25/99       27.50
      1/26/99       27.38
      1/27/99       26.63
      1/28/99       27.13
      1/29/99       27.13
       2/1/99       27.81
       2/2/99       27.00
       2/3/99       26.88
       2/4/99       26.75
       2/5/99       26.88
       2/8/99       26.75
       2/9/99       26.69
      2/10/99       26.06
      2/11/99       26.63
      2/12/99       26.44
      2/16/99       26.44
      2/17/99       26.00
      2/18/99       26.13
      2/19/99       25.75
      2/22/99       25.69
      2/23/99       24.50
      2/24/99       25.31
      2/25/99       25.00
      2/26/99       24.19
       3/1/99       24.63
       3/2/99       24.44
       3/3/99       25.00

--------------------------------------
Date          Share Price in U.S.$
--------------------------------------

       3/4/99       26.25
       3/5/99       25.94
       3/8/99       26.44
       3/9/99       26.50
      3/10/99       26.75
      3/11/99       26.50
      3/12/99       26.13
      3/15/99       26.31
      3/16/99       26.00
      3/17/99       26.31
      3/18/99       26.50
      3/19/99       26.88
      3/22/99       26.63
      3/23/99       26.38
      3/24/99       26.25
      3/25/99       26.13
      3/26/99       26.25
      3/29/99       26.00
      3/30/99       25.81
      3/31/99       26.81
       4/1/99       27.00
       4/5/99       26.50
       4/6/99       26.94
       4/7/99       28.13             Tender Close
       4/8/99       22.94             Day after closing
       4/9/99       23.13
      4/12/99       24.19
      4/13/99       24.19
      4/14/99       24.25
      4/15/99       24.13



OPPORTUNITY TO SELL A SIGNIFICANT NUMBER OF SHARES AT A FIXED PRICE
-------------------------------------------------------------------

8. Tender offer is at a fixed price of ChP 275 per ordinary share (ChP 8,250 per ADR, or US$17.33 per ADR at an exchange rate of 475.95 ChP/US$ on April 15, 1999).

9. Historically, Endesa Chile stock has been somewhat illiquid, with an average daily trading volume of around 150,000 ADRs and 6.6 MM ordinary shares over the last 6 months, implying potential market movement from sales of large blocks.

10. In aggregate, Duke's tender offer seeks 4,921,052,748 of total Chilean shares, or 60% of outstanding capital.

     o U.S. offer for 602,828,970 shares (or ADR equivalent) (7.35% of outstanding capital).

     o Chilean offer seeks 4,318,223,778 shares (52.65% of outstanding capital).